UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 12, 2005

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Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	0-29058	82-0487965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 S. Clearwater Loop, Building 1000, Suite D, Post Falls, ID 83854

(Address of principal executive offices) (Zip Code)

208-457-9409

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Effective December 12, 2005, Lifestream and Polymer Technology Systems, Inc., entered into a Distribution Agreement whereby Polymer will manufacture and supply Lifestream with test strips for Total Cholesterol and HDL Cholesterol.  The test strips will be used to test total cholesterol and HDL cholesterol in conjunction with the use of cholesterol monitors marketed by Lifestream. Under the agreement, Lifestream (a) has a non-exclusive, limited license to market and sell the Total Cholesterol and HDL Cholesterol test strips, (b) has agreed to purchase its requirements for the Total Cholesterol and HDL Cholesterol test strips exclusively from Polymer, at specified prices, during the term of the agreement, and (c) grants to Polymer a non-exclusive, limited license to the Lifestream Intellectual Property required to design and manufacture the test strips during the term of the agreement. The agreement is for an initial term of three years and is renewable for an additional five-year term unless otherwise terminated by either party.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

99.1

Press Release dated December 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifestream Technologies, Inc.

By:	/s/ CHRISTOPHER MAUS
Christopher Maus Chairman, President and CEO

Date:   December 15, 2005

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